Exhibit 99

Accenture Reports First-Quarter Fiscal 2024 Results
•Revenues of $16.2 billion, an increase of 3% in U.S. dollars and 1% in local currency
•GAAP operating margin of 15.8%, compared to 16.5% in the first quarter of fiscal 2023; adjusted1 operating margin of 16.7%, an expansion of 20 basis points
•GAAP EPS of $3.10, an increase of 1% over the first quarter of fiscal 2023; adjusted EPS of $3.27, an increase of 6%
•New bookings of $18.4 billion, an increase of 14% in U.S. dollars and 12% in local currency
•Quarterly cash dividend of $1.29 per share, an increase of 15%
•Accenture confirms business outlook for fiscal 2024; continues to expect revenue growth of 2% to 5% in local currency; GAAP EPS of $11.41 to $11.76, a 6% to 9% increase; and adjusted EPS of $11.97 to $12.32, a 3% to 6% increase
NEW YORK; December 19, 2023 — Accenture (NYSE: ACN) reported financial results for the first quarter of fiscal 2024 ended November 30, 2023.
Julie Sweet, chair and CEO, Accenture, said, “I am pleased that we delivered on our commitments this quarter while strategically investing at scale for future growth. Our deep and trusted client relationships are again reflected in the 30 clients with quarterly bookings of more than $100 million. And we continue to lead our industry in Gen AI – the great accelerator of reinvention – with over $450 million in new bookings. I am incredibly grateful to the 743,000 people of Accenture, who are steadfastly dedicated to helping our clients achieve their ambition to grow and thrive in the years ahead.”
Revenues were $16.2 billion, an increase of 3% in U.S. dollars and 1% in local currency over the first quarter of fiscal 2023.
GAAP operating income was $2.56 billion, compared to $2.59 billion for the first quarter of fiscal 2023, and operating margin was 15.8% compared to 16.5% for the first quarter last year. Adjusted operating income was $2.70 billion and adjusted operating margin was 16.7%, an expansion of 20 basis points from the first quarter of fiscal 2023.
GAAP diluted earnings per share were $3.10, compared to $3.08 for the first quarter of fiscal 2023. Adjusted EPS were $3.27, an increase of 6% from the first quarter of fiscal 2023.
New bookings for the quarter were $18.4 billion, with consulting bookings of $8.6 billion and managed services bookings of $9.8 billion.
1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs, as further described in this release.

Financial Review

Revenues for the first quarter of fiscal 2024 were $16.22 billion, compared with $15.75 billion for the first quarter of fiscal 2023, an increase of 3% in U.S. dollars and 1% in local currency.
Revenues for the quarter reflect a foreign-exchange impact of approximately positive 1.5% compared with the positive 2.5% impact previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly revenues was approximately $15.70 billion to $16.30 billion. Accenture’s first quarter fiscal 2024 revenues were at the top end of this adjusted range.
▪Consulting revenues for the quarter were $8.46 billion, flat in U.S. dollars and a decrease of 2% in local currency compared with the first quarter of fiscal 2023.
▪Managed Services revenues for the quarter were $7.77 billion, an increase of 6% in U.S. dollars and 5% in local currency compared with the first quarter of fiscal 2023.
GAAP diluted EPS for the quarter were $3.10 compared with $3.08 for the first quarter of fiscal 2023. Excluding a $0.17 decrease for business optimization costs, adjusted EPS were $3.27, an increase of 6% from the first quarter of fiscal 2023. The $0.19 increase in EPS on an adjusted basis reflects:
▪a $0.14 increase from higher revenue and operating results;
▪a $0.05 increase from higher non-operating income; and
▪a $0.01 increase from lower share count;
partially offset by
▪a $0.01 decrease from higher noncontrolling interests.
Gross margin (gross profit as a percentage of revenues) for the quarter was 33.6% compared to 32.9% in the first quarter of fiscal 2023. Selling, general and administrative (SG&A) expenses for the quarter were $2.74 billion, or 16.9% of revenues, compared with $2.59 billion, or 16.5% of revenues, for the first quarter of fiscal 2023.
GAAP operating income for the quarter decreased 1%, to $2.56 billion, or 15.8% of revenues, compared with $2.59 billion, or 16.5% of revenues, for the first quarter of fiscal 2023. Adjusted operating income for the quarter was $2.70 billion, or 16.7% of revenues, an expansion of 20 basis points from the first quarter of fiscal 2023.
The company’s GAAP effective tax rate for the quarter was 23.2%, compared with 23.3% for the first quarter of fiscal 2023.
GAAP net income for the quarter was $2.01 billion, compared with $2.00 billion for the first quarter of fiscal 2023. Adjusted net income for the quarter was $2.12 billion.
Operating cash flow for the quarter was $499 million, and property and equipment additions were $69 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $430 million. For the same period last year, operating cash flow was $495 million; property and equipment additions were $99 million; and free cash flow was $397 million.
Days services outstanding, or DSOs, were 49 days at November 30, 2023, compared with 42 days at August 31, 2023 and 48 days at November 30, 2022.

Accenture’s total cash balance at November 30, 2023 was $7.1 billion, compared with $9.0 billion at August 31, 2023.
New Bookings
New bookings for the first quarter of fiscal 2024 were $18.45 billion, a 14% increase in U.S. dollars and a 12% increase in local currency over the first quarter of fiscal 2023.
▪Consulting new bookings were $8.62 billion, or 47% of total new bookings.
▪Managed Services new bookings were $9.83 billion, or 53% of total new bookings.
Revenues by Geographic Market2
Revenues by geographic market were as follows:
▪North America: $7.56 billion, a decrease of 1% in both U.S. dollars and local currency compared with the first quarter of fiscal 2023.
▪EMEA: $5.80 billion, an increase of 9% in U.S. dollars and 2% in local currency compared with the first quarter of fiscal 2023.
▪Growth Markets: $2.86 billion, an increase of 2% in U.S. dollars and 5% in local currency compared with the first quarter of fiscal 2023.
Revenues by Industry Group
Revenues by industry group were as follows:
▪Communications, Media & Technology: $2.67 billion, a decrease of 10% in U.S. dollars and 11% in local currency compared with the first quarter of fiscal 2023.
▪Financial Services: $3.03 billion, an increase of 2% in U.S. dollars and flat in local currency compared with the first quarter of fiscal 2023.
▪Health & Public Service: $3.38 billion, an increase of 13% in U.S. dollars and 12% in local currency compared with the first quarter of fiscal 2023.
▪Products: $4.86 billion, an increase of 4% in U.S. dollars and 1% in local currency compared with the first quarter of fiscal 2023.
▪Resources: $2.28 billion, an increase of 7% in U.S. dollars and 6% in local currency compared with the first quarter of fiscal 2023.
Returning Cash to Shareholders
Accenture continues to return cash to shareholders through cash dividends and share repurchases.
2Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market.

Dividend
On November 15, 2023, a quarterly cash dividend of $1.29 per share was paid to shareholders of record at the close of business on October 12, 2023. These cash dividend payments totaled $810 million.
Accenture plc has declared another quarterly cash dividend of $1.29 per share for shareholders of record at the close of business on January 18, 2024. This dividend, which is payable on February 15, 2024, represents a 15% increase over the quarterly dividend rate of $1.12 per share in fiscal 2023.
Share Repurchase Activity
During the first quarter of fiscal 2024, Accenture repurchased or redeemed 3.8 million shares for a total of $1.2 billion, including approximately 3.4 million shares repurchased in the open market.
Accenture’s total remaining share repurchase authority at November 30, 2023 was approximately $5.4 billion.
At November 30, 2023, Accenture had approximately 628 million total shares outstanding.
Business Outlook
Second Quarter Fiscal 2024
Accenture expects revenues for the second quarter of fiscal 2024 to be in the range of $15.40 billion to $16.00 billion, or negative 2% to 2% in local currency, reflecting the company’s assumption of a negative 0.5% foreign-exchange impact compared with the second quarter of fiscal 2023.
Fiscal Year 2024
Accenture’s business outlook for fiscal 2024 continues to assume that the foreign-exchange impact on its results in U.S. dollars will be flat compared with fiscal 2023.
For fiscal 2024, the company continues to expect revenue growth to be in the range of 2% to 5% in local currency.
Accenture continues to expect GAAP operating margin for fiscal 2024 to be in the range of 14.8% to 15.0%, an expansion of 110 to 130 basis points from fiscal 2023, and adjusted operating margin, which excludes an estimated $450 million for business optimization costs in fiscal 2024 and $1.1 billion in fiscal 2023, to be in the range of 15.5% to 15.7%, an expansion of 10 to 30 basis points from fiscal 2023.
The company continues to expect both its GAAP and adjusted annual effective tax rate, which excludes the tax impacts of business optimization costs, to be in the range of 23.5% to 25.5%.
The company continues to expect GAAP diluted EPS to be in the range of $11.41 to $11.76, an increase of 6% to 9% over fiscal 2023, and adjusted EPS to be in the range of $11.97 to $12.32, an increase of 3% to 6% over fiscal 2023. This excludes $0.56 for business optimization costs in fiscal 2024 and $1.28 for business optimization costs and $0.38 for a gain on an investment in fiscal 2023.

For fiscal 2024, the company continues to expect operating cash flow to be in the range of $9.3 billion to $9.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $8.7 billion to $9.3 billion.
The company continues to expect to return at least $7.7 billion in cash to shareholders through dividends and share repurchases.
360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners and communities. Our reporting captures how we deliver unique value across six vital dimensions and offers a comprehensive view of our financial and environmental, social and governance (ESG) measures, and our goals, progress and performance for each. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at www.accenture.com/reportingexperience.
Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EST today to discuss its first quarter fiscal 2024 financial results. To participate, please dial +1 (877) 692-8955 [or +1 (234) 720-6979 outside the U.S., Puerto Rico and Canada] and enter access code 4466414 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture website at www.accenture.com.

A replay of the conference call will be available at www.accenture.com, and at +1 (866) 207-1041 [or +1 (402) 970-0847 outside the U.S., Puerto Rico and Canada] with access code 2507165, from 11:00 a.m. EST today, through Wednesday, March 20, 2024.
About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with 743,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities.
Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
###
Contacts:
Rachel Frey
Accenture Media Relations
+1 917 452 4421
rachel.frey@accenture.com

Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2023	% of Revenues	November 30, 2022	% of Revenues
REVENUES:
Revenues	$16,224,303	100.0%	$15,747,802	100.0%
OPERATING EXPENSES:
Cost of services	10,776,362	66.4%	10,561,660	67.1%
Sales and marketing	1,709,891	10.5%	1,550,019	9.8%
General and administrative costs	1,033,499	6.4%	1,043,023	6.6%
Business optimization costs	139,664	0.9%	—	—%
Total operating expenses	13,659,416		13,154,702
OPERATING INCOME	2,564,887	15.8%	2,593,100	16.5%
Interest income	101,980		44,705
Interest expense	(14,495)		(7,280)
Other income (expense), net	(35,719)		(28,907)
INCOME BEFORE INCOME TAXES	2,616,653	16.1%	2,601,618	16.5%
Income tax expense	606,672		605,318
NET INCOME	2,009,981	12.4%	1,996,300	12.7%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(2,016)		(2,085)
Net income attributable to noncontrolling interests – other (1)	(34,521)		(29,265)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,973,444	12.2%	$1,964,950	12.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,973,444		$1,964,950
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	2,016		2,085
Net income for diluted earnings per share calculation	$1,975,460		$1,967,035
WEIGHTED AVERAGE SHARES:
Basic	627,996,111		630,137,262
Diluted	637,398,361		638,766,821
EARNINGS PER SHARE:
Basic	$3.14		$3.12
Diluted	$3.10		$3.08
Cash dividends per share	$1.29		$1.12
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	November 30, 2023	November 30, 2022
GEOGRAPHIC MARKETS (1)
North America	$7,562,902	$7,622,820	(1)%	(1)%
EMEA	5,803,642	5,312,899	9	2
Growth Markets	2,857,759	2,812,083	2	5
Total Revenues	$16,224,303	$15,747,802	3%	1%
INDUSTRY GROUPS
Communications, Media & Technology	$2,669,448	$2,980,203	(10)%	(11)%
Financial Services	3,033,578	2,963,396	2	—
Health & Public Service	3,377,466	3,000,019	13	12
Products	4,859,987	4,665,788	4	1
Resources	2,283,824	2,138,396	7	6
Total Revenues	$16,224,303	$15,747,802	3%	1%
TYPE OF WORK
Consulting	$8,456,506	$8,444,367	—%	(2)%
Managed Services	7,767,797	7,303,435	6	5
Total Revenues	$16,224,303	$15,747,802	3%	1%
(1)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2023		November 30, 2022
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,256,708	17%	$1,309,883	17%	$(53,175)
EMEA (1)	823,601	14	726,883	14	96,718
Growth Markets (1)	484,578	17	556,334	20	(71,756)
Total Operating Income	$2,564,887	15.8%	$2,593,100	16.5%	$(28,213)
(1)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income (GAAP) to Operating Income As Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2023				November 30, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease)
North America	$1,256,708	$45,929	$1,302,637	17%	$1,309,883	17%	$(7,246)
EMEA (2)	823,601	70,804	894,405	15	726,883	14	167,522
Growth Markets (2)	484,578	22,931	507,509	18	556,334	20	(48,825)
Total Operating Income	$2,564,887	$139,664	$2,704,551	16.7%	$2,593,100	16.5%	$111,451
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)Effective September 1, 2023, we revised the reporting of our geographic markets for the movement of our Middle East and Africa market units from Growth Markets to Europe, and the Europe market is now referred to as our EMEA (Europe, Middle East and Africa) geographic market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	November 30, 2023			November 30, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$2,564,887	$139,664	$2,704,551	$2,593,100
Operating Margin	15.8%	0.9%	16.7%	16.5%

Income before income taxes	2,616,653	139,664	2,756,317	2,601,618
Income tax expense	606,672	33,978	640,650	605,318
Net Income	$2,009,981	$105,686	$2,115,667	$1,996,300
Effective tax rate	23.2%	24.3%	23.2%	23.3%
Diluted earnings per share	$3.10	$0.17	$3.27	$3.08
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	November 30, 2023	August 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$7,140,841	$9,045,032
Short-term investments	4,597	4,575
Receivables and contract assets	13,241,359	12,227,186
Other current assets	2,668,779	2,105,138
Total current assets	23,055,576	23,381,931
NON-CURRENT ASSETS:
Contract assets	121,563	106,994
Investments	198,074	197,443
Property and equipment, net	1,467,896	1,530,007
Lease assets	2,576,198	2,637,479
Goodwill	16,236,442	15,573,003
Other non-current assets	7,875,605	7,818,448
Total non-current assets	28,475,778	27,863,374
TOTAL ASSETS	$51,531,354	$51,245,305
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$104,819	$104,810
Accounts payable	2,574,700	2,491,173
Deferred revenues	4,459,593	4,907,152
Accrued payroll and related benefits	7,260,479	7,506,030
Lease liabilities	683,628	690,417
Other accrued liabilities	2,197,019	2,309,456
Total current liabilities	17,280,238	18,009,038
NON-CURRENT LIABILITIES:
Long-term debt	42,309	43,093
Lease liabilities	2,249,466	2,310,714
Other non-current liabilities	4,473,904	4,423,867
Total non-current liabilities	6,765,679	6,777,674
Total Accenture plc shareholders’ equity	26,676,751	25,692,839
Noncontrolling interests	808,686	765,754
Total shareholders’ equity	27,485,437	26,458,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,531,354	$51,245,305

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	November 30, 2023	November 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,009,981	$1,996,300
Depreciation, amortization and other	521,400	506,229
Share-based compensation expense	423,000	425,469
Change in assets and liabilities/other, net	(2,455,830)	(2,432,600)
Net cash provided by (used in) operating activities	498,551	495,398
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68,933)	(98,830)
Purchases of businesses and investments, net of cash acquired	(788,025)	(686,460)
Proceeds from the sale of businesses and investments	—	596
Other investing, net	1,528	2,620
Net cash provided by (used in) investing activities	(855,430)	(782,074)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	477,434	465,707
Purchases of shares	(1,191,128)	(1,418,702)
Cash dividends paid	(810,056)	(705,567)
Other financing, net	(28,163)	(18,298)
Net cash provided by (used in) financing activities	(1,551,913)	(1,676,860)
Effect of exchange rate changes on cash and cash equivalents	4,601	(26,594)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,904,191)	(1,990,130)
CASH AND CASH EQUIVALENTS, beginning of period	9,045,032	7,889,833
CASH AND CASH EQUIVALENTS, end of period	$7,140,841	$5,899,703